DEPOSIT AGREEMENT

by and among

HK ELECTRIC INVESTMENTS LIMITED

AND

HK ELECTRIC INVESTMENTS MANAGER LIMITED
for and on behalf of HK ELECTRIC INVESTMENTS

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS
OF AMERICAN DEPOSITARY SHARES EVIDENCED BY
AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

Dated as of [date], 2014

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of                  , 2014, by and among (i) HK Electric Investments Limited, a company incorporated under the laws of the Cayman Islands, and its successors (the "Company"), (ii) HK Electric Investments Manager Limited, a company incorporated under the laws of Hong Kong, and its successors (the "Trustee-Manager"), for and on behalf of HK Electric Investments (the "Trust"), a trust constituted pursuant to a deed of trust on January 1, 2014 under the laws of Hong Kong (the "Trust Deed"), (iii) Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary, and any successor depositary hereunder (the "Depositary"), and (iv) all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H   T H A T:

WHEREAS, the Company and the Trustee-Manager, for and on behalf of the Trust, each desire to establish an ADR facility with the Depositary to provide for the deposit of the Share Stapled Units and the creation of American Depositary Shares representing the Share Stapled Units so deposited;

WHEREAS, the Depositary is willing to act as the Depositary for such ADR facility upon the terms set forth in this Deposit Agreement; and

WHEREAS, the American Depositary Receipts evidencing the American Depositary Shares issued pursuant to the terms of this Deposit Agreement are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

WHEREAS, the Board of Directors of the Company (or an authorized committee thereof) and the Trustee-Manager, for and on behalf of the Trust, have each duly approved the establishment of an ADR facility upon the terms set forth in this Deposit Agreement, the execution and delivery of this Deposit Agreement on behalf of the Company and the Trust, respectively, and the actions of the Company and the Trustee-Manager, for and on behalf of the Trust, and the transactions contemplated herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

SECTION 1.1         "Affiliate" shall have the meaning assigned to such term by the Commission under Regulation C promulgated under the Securities Act.

SECTION 1.2        "Agent" shall mean such entity or entities as the Depositary may appoint under Section 7.10, including the Custodian or any successor or addition thereto.

SECTION 1.3        "American Depositary Share(s)" and "ADS(s)" shall mean the securities represented by the rights and interests in the Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and evidenced by the American Depositary Receipts issued hereunder.  Each American Depositary Share shall represent the right to receive ten Share Stapled Units, until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.9 with respect to which additional American Depositary Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the Share Stapled Units or Deposited Securities specified in such Sections.

SECTION 1.4        "ADS Record Date"  shall have the meaning given to such term in Section 4.7.

SECTION 1.5        "Beneficial Owner" shall mean as to any ADS, any person or entity having a beneficial interest in any ADSs.  A Beneficial Owner need not be the Holder of the ADR evidencing such ADSs.  A Beneficial Owner may exercise any rights or receive any benefits hereunder solely through the Holder of the ADR(s) evidencing the ADSs in which such Beneficial Owner has an interest.

SECTION 1.6        "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not (a) a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close and (b) a day on which the market(s) in which Receipts are traded are closed.

SECTION 1.7        "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.8        "Company" shall mean HK Electric Investments Limited, a company incorporated and existing under the laws of the Cayman Islands, and its successors.

SECTION 1.9        "Custodian" shall mean, as of the date hereof, Deutsche Bank AG, Hong Kong Branch, having its principal office at 57/F International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong S.A.R., People’s Republic of China, as the custodian for the purposes of this Deposit Agreement, and any other firm or corporation which may hereinafter be appointed by the Depositary pursuant to the terms of Section 5.5 as a successor or an additional custodian or custodians hereunder, as the context shall require.  The term "Custodian" shall mean all custodians, collectively.

SECTION 1.10      "Deliver" and "Delivery" shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Share Stapled Units, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, as appropriate, including, without limitation, through DRS/Profile.  With respect to DRS/Profile ADRs, the terms "execute", "issue", "register", "surrender", "transfer" or "cancel" refer to applicable entries or movements to or within DRS/Profile.

SECTION 1.11      "Deposit Agreement" shall mean this Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented in accordance with the terms hereof.

SECTION 1.12      "Depositary" shall mean Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary hereunder.

SECTION 1.13      "Deposited Securities" as of any time shall mean Share Stapled Units at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received or deemed to be received by the Depositary or the Custodian in respect thereof and held hereunder, subject, in the case of cash, to the provisions of Section 4.6.  The collateral delivered in connection with Pre-Release Transactions described in Section 2.10 hereof shall not constitute Deposited Securities.

SECTION 1.14      "Dollars" and "$" shall mean the lawful currency of the United States.

SECTION 1.15      "DRS/Profile" shall mean the system for the uncertificated registration of ownership of securities pursuant to which ownership of ADSs is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of DTC and the Depositary.  Ownership of ADSs held in DRS/Profile is evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

 SECTION 1.16     "DTC" shall mean The Depository Trust Company, the central book-entry clearinghouse and settlement system for securities traded in the United States, and any successor thereto.  Participants within DTC are hereinafter referred to as "DTC Participants".

SECTION 1.17      "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.18      "Foreign Currency" shall mean any currency other than Dollars.

SECTION 1.19      "Foreign Registrar" shall mean the entity, if any, as may from time to time be appointed by the Trustee-Manager and/or the Company to, among other things, keep and maintain the registers of registered holders of Share Stapled Units, of Units and of beneficial interests in the Ordinary Shares and the principal and Hong Kong branch registers of members of the Company.

SECTION 1.20      "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose.  A Holder may or may not be a Beneficial Owner.  A Holder shall be deemed to have all requisite authority to act on behalf of those Beneficial Owners of the ADRs registered in such Holder's name.

SECTION 1.21      "Hong Kong" shall mean the Hong Kong Special Administrative Region of the People's Republic of China.

SECTION 1.22      "Indemnified Person" and "Indemnifying Person" shall have the meaning set forth in Section 5.8. hereof.

SECTION 1.23      "Ordinary Shares" shall mean ordinary shares with a nominal value of HK$0.0005 each in the share capital of the Company conferring the rights set out in the Company’s Articles of Association.

SECTION 1.24      "Preference Shares" shall mean preference shares with a nominal value of HK$0.0005 each in the share capital of the Company conferring the rights set out in the Company’s Articles of Association.

SECTION 1.25      "Pre-Release Transaction" shall have the meaning set forth in Section 2.10 hereof.

SECTION 1.26      "Principal Office" when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 60 Wall Street, New York, New York 10005, U.S.A.

SECTION 1.27      "Receipt(s)"; "American Depositary Receipt(s)" and "ADR(s)" shall mean the certificate(s) or DRS/Profile statements issued by the Depositary evidencing the American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. References to Receipts shall include physical certificated Receipts as well as ADSs issued through DRS/Profile, unless the context otherwise requires.

SECTION 1.28      "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register ownership of Receipts and transfer of Receipts as herein provided, shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary.

SECTION 1.29      "Restricted Securities" shall mean Share Stapled Units, Ordinary Shares, Preference Shares or Units, or American Depositary Shares representing such Share Stapled Units, Ordinary Shares, Preference Shares or Units, which (i) have been acquired directly or indirectly from the Company, the Trustee-Manager, the Trust or any of their respective Affiliates in a transaction or chain of transactions not involving any public offering and subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, the Trustee-Manager, or the Trust, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, the Cayman Islands, Hong Kong, or under a shareholders' agreement or the Company's Articles of Association and/or the Trust Deed or under the regulations of an applicable securities exchange unless, in each case, such Share Stapled Units, Ordinary Shares, Preference Shares or Units are being sold to persons other than an Affiliate of the Company, the Trust-Manager or the Trust in a transaction (x) covered by an effective resale registration statement or (y) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Share Stapled Units, Ordinary Shares, Preference Shares or Units are not, when held by such person, Restricted Securities.

SECTION 1.30      "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.31      "Share Stapled Units" shall mean the combination of the following securities or interests in securities which, subject to the provisions in the Trust Deed, can only be dealt with together and may not be dealt with individually or one without the others: (i) a Unit; (ii) the beneficial interest in a specifically identified ordinary share linked to the Unit and held by the trustee-manager as legal owner (in its capacity as trustee-manager of the Trust); and (iii) a specifically identified preference share stabled to the unit, heretofore validly issued and outstanding and fully paid or hereafter validly issued and outstanding and fully paid.  References to Share Stapled Units shall include evidence of rights to receive Share Stapled Units, whether or not stated in the particular instance; provided, however, that in no event shall Share Stapled Units include evidence of rights to receive Share Stapled Units with respect to which the full purchase price has not been paid or Share Stapled Units as to which pre-emptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation, exchange, reclassification, conversion or any other event described in Section 4.9, in respect of the Share Stapled Units, the term "Share Stapled Units" shall thereafter, to the extent permitted by law, represent the successor securities resulting from such change in par value, split-up, consolidation, exchange, conversion, reclassification or event.

SECTION 1.32      "Trust" shall mean HK Electric Investments, a trust constituted pursuant to the Trust Deed.

SECTION 1.33      "Trust Deed" shall mean the trust deed dated January 1, 2014 under the laws of Hong Kong constituting the Trust, entered into between the Trustee-Manager and the Company, as may be amended from time to time.

SECTION 1.34      "Trustee-Manager" shall mean HK Electric Investments Manager Limited, a company incorporated in Hong Kong with limited liability on September 25, 2013, in its capacity as trustee-manager of the Trust.

SECTION 1.35      "United States" or "U.S." shall mean the United States of America.

SECTION 1.36      "Unit" shall mean an undivided interest in the Trust, which confers the rights stated in the Trust Deed as being conferred by a Unit (whether in its own right or as a component of a Share Stapled Unit).

ARTICLE II

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPT;
DEPOSIT OF SHARES; EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1        Appointment of Depositary.   The Company and the Trustee-Manager, for and on behalf of the Trust, each hereby appoint the Depositary as exclusive depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement.  Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).  To the extent any instructions, notice or request received from the Company and/or the Trustee-Manager, for and on behalf of the Trust, are not jointly signed by the Company and the Trustee-Manager, for and on behalf of the Trust, on the same instruction, notice or request letter or instrument, the Depositary may disregard such instructions, notice and/or request, without any action on its part, and treat it as if no instructions, notice and/or request was received.

SECTION 2.2        Form and Transferability of Receipts.

(a) Receipts in certificated form shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  Receipts may be issued in denominations of any number of American Depositary Shares.  No Receipt in certificated form shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary.  The Depositary shall maintain books on which each Receipt so executed and Delivered, in the case of Receipts in certificated form, and each Receipt issued through any book-entry system, including, without limitation, DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts in certificated form bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and Delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be listed, traded or quoted or conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, to the extent available by the Depositary, American Depositary Shares shall be evidenced by Receipts issued through DRS/Profile unless certificated Receipts are specifically requested by the Holder.  Holders and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.

(b) Subject to the limitations contained herein and in the form of Receipt, title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary, the Company, the Trustee-Manager nor the Trust will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Holder thereof.

SECTION 2.3        Deposits.  (a) Subject to the terms and conditions of this Deposit Agreement and applicable law, Share Stapled Units or evidence of rights to receive Share Stapled Units (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company, the Trustee-Manager, the Trust or any Affiliate of the Company, the Trustee-Manager or the Trust, to Section 5.7 hereof) at any time, whether or not the transfer books of the Company, the Trustee-Manager for and on behalf of the Trust, or the Foreign Registrar, if any, are closed, by Delivery of the Share Stapled Units to the Custodian.  Every deposit of Share Stapled Units shall be accompanied by the following: (A)(i) in the case of Share Stapled Units issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Share Stapled Units issued in bearer form, such Share Stapled Units or the certificates representing such Share Stapled Units, and (iii) in the case of Share Stapled Units Delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Share Stapled Units to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Share Stapled Units by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, (C) if the Depositary so requires, a written order directing the Depositary to execute and Deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Share Stapled Units so deposited, (D) evidence satisfactory to the Depositary (which may include an opinion of counsel reasonably satisfactory to the Depositary provided at the cost of the person seeking to deposit Share Stapled Units) that all conditions to such deposit have been met and all necessary approvals have been granted by, and there has been compliance with the rules and regulations of, any applicable governmental agency, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Share Stapled Units are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Share Stapled Units or to receive other property in respect of any such deposited Share Stapled Units or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Share Stapled Units are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Share Stapled Units or, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, in respect of the underlying Units and Preference Shares for any and all purposes until the Share Stapled Units so deposited are registered in the name of the Depositary, the Custodian or any nominee.  No Share Stapled Units shall be accepted for deposit unless accompanied by confirmation or such additional evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Share Stapled Units under the laws and regulations of the Cayman Islands and Hong Kong and any necessary approval has been granted by any governmental body in the Cayman Islands or Hong Kong, if any, which is then performing the function of the regulator of currency exchange.  The Depositary may issue Receipts against evidence of rights to receive Share Stapled Units from the Company and the Trust any agent of the Company and the Trust or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Share Stapled Units.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Share Stapled Units required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Share Stapled Units.  The Depositary will use commercially reasonable efforts to comply with reasonable joint written instructions of the Company and the Trustee-Manager, for and on behalf of the Trust, that the Depositary shall not accept for deposit hereunder any Share Stapled Units specifically identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's and/or the Trust's compliance with the securities laws in the United States.

(b)           As soon as practicable after receipt of any permitted deposit hereunder and compliance with the provisions of this Deposit Agreement, the Custodian shall present the Share Stapled Units so deposited, together with the appropriate instrument or instruments of transfer or endorsement, duly stamped, to the Foreign Registrar for transfer and registration of the Share Stapled Units (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either.  Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee, in each case for the account of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

(c)           In the event any Share Stapled Units are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Share Stapled Units then on deposit, the Depositary is authorized to take any and all actions as may be necessary (including, without limitation, making the necessary notations on Receipts) to give effect to the issuance of such ADSs and to ensure that such ADSs are not fungible with other ADSs issued hereunder until such time as the entitlement of the Share Stapled Units represented by such non-fungible ADSs equals that of the Share Stapled Units represented by ADSs prior to such deposit. The Company and the Trustee-Manager, for and on behalf of the Trust, jointly agree to give timely written notice to the Depositary if any Share Stapled Units issued or to be issued contain rights different from those of any other Share Stapled Units theretofore issued and shall assist the Depositary with the establishment of procedures enabling the identification of such non-fungible Share Stapled Units upon Delivery to the Custodian.

SECTION 2.4        Execution and Delivery of Receipts.  After the deposit of any Share Stapled Units pursuant to Section 2.3 hereof, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are Deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex, SWIFT, facsimile or electronic transmission.  After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement (including, without limitation, the payment of the fees, expenses, taxes and/or other charges owing hereunder), shall issue the ADSs representing the Share Stapled Units so deposited to or upon the order of the person or persons named in the notice Delivered to the Depositary and shall execute and Deliver a Receipt registered in the name or names requested by such person or persons evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled.  Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement.

SECTION 2.5        Transfer of Receipts; Combination and Split-up of Receipts.

(a)           Transfer.  The Depositary, or, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, the Registrar, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its books, upon surrender at the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed in the case of a certificated Receipt or accompanied by, or in the case of DRS/Profile Receipts receipt by the Depositary of, proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States and any other applicable jurisdiction.  Subject to the terms and conditions of this Deposit Agreement, including payment of the applicable fees and charges of the Depositary set forth in Section 5.9 hereof and Article (9) of the Receipt, the Depositary shall execute a new Receipt or Receipts and Deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered.

(b)           Combination & Split Up.  The Depositary, subject to the terms and conditions of this Deposit Agreement shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the applicable fees and charges set forth in Section 5.9 hereof and Article (9) of the Receipt, execute and Deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

(c)           Co-Transfer Agents.  The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such Receipts and will be entitled to protection and indemnity, in each case to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary.  Each co-transfer agent appointed under this Section 2.5 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

(d)           Substitution of Receipts.  At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Receipt issued through DRS/Profile, or vice versa, execute and Deliver a certificated Receipt or DRS/Profile statement, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or DRS/Profile statement, as the case may be, substituted.

SECTION 2.6        Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender, at the Principal Office of the Depositary, of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the fees and charges of the Depositary for the making of withdrawals of Deposited Securities and cancellation of Receipts (as set forth in Section 5.9 hereof and Article (9) of the Receipt) and (ii) all applicable taxes and/or governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of this Deposit Agreement, the Company's Articles of Association and the Trust Deed, Section 7.8 hereof and any other provisions of or governing the Deposited Securities and other applicable laws, the Holder shall be entitled to Delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares so surrendered.  American Depositary Shares may be surrendered for the purpose of withdrawing Deposited Securities by Delivery of a Receipt evidencing such American Depositary Shares (if held in certificated form) or by book-entry Delivery of such American Depositary Shares to the Depositary.

A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian or through a book entry Delivery of the Shares (in either case, subject to Sections 2.7, 3.1, 3.2, 5.9, and to the other terms and conditions of this Deposit Agreement, to the Company's Articles of Association and the Trust Deed, to the provisions of or governing the Deposited Securities and to applicable laws, now or hereafter in effect) to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such American Depositary Shares, together with any certificate or other proper documents of or relating to title of the Deposited Securities as may be legally required, as the case may be, to or for the account of such person.

The Depositary may, in its discretion, refuse to accept for surrender a number of American Depositary Shares representing a number other than a whole number of Share Stapled Units.  In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing  other than a whole number of Share Stapled Units, the Depositary shall cause ownership of the appropriate whole number of Share Stapled Units to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and Deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share Stapled Units, or (ii) sell or cause to be sold the fractional Share Stapled Units represented by the Receipt surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) to the person surrendering the Receipt.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for Delivery at the Principal Office of the Depositary, and for further Delivery to such Holder.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex, electronic or facsimile transmission. Upon receipt by the Depositary, the Depositary may make delivery to such person or persons entitled thereto at the Principal Office of the Depositary of any dividends or cash distributions with respect to the Deposited Securities represented by such American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

SECTION 2.7        Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc.

(a)           Additional Requirements.  As a condition precedent to the execution and Delivery, registration, registration of transfer, split-up, subdivision combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Share Stapled Units or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Share Stapled Units being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 hereof and Article (9) of the Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof and (iii) compliance with (A) any laws or governmental regulations relating to the execution and Delivery of Receipts or American Depositary Shares or to the withdrawal or Delivery of Deposited Securities and (B) such reasonable regulations and procedures as the Depositary may establish consistent with the provisions of this Deposit Agreement and applicable law.

(b)           Additional Limitations.  The issuance of ADSs against deposits of Share Stapled Units generally or against deposits of particular Share Stapled Units may be suspended, or the issuance of ADSs against the deposit of particular Share Stapled Units may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company and the Trustee-Manager, for and on behalf of the Trust, acting jointly, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or Share Stapled Units are listed, or under any provision of this Deposit Agreement or provisions of, or governing, the Deposited Securities, or any meeting of holders of Share Stapled Units or for any other reason, subject, in all cases, to Section 7.8 hereof.

SECTION 2.8        Lost Receipts, etc.  In case any Receipt shall be mutilated, destroyed, lost or stolen, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, subject to Section 5.9 hereof, the Depositary shall execute and Deliver a new Receipt (which, in the discretion of the Depositary may be issued through DRS/Profile unless specifically requested otherwise) in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and Deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond in form and amount acceptable to the Depositary and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.9        Cancellation and Destruction of Surrendered Receipts; Maintenance of Records.  All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled in accordance with its customary practices.  Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.

SECTION 2.10      Pre-Release.  Subject to the further terms and provisions of this Section 2.10, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in Share Stapled Units, or, any other class of securities of the Company, the Trust and their respective Affiliates and in ADSs.  In its capacity as Depositary, the Depositary may (i) issue ADSs prior to the receipt of Share Stapled Units (each such transaction a "Pre-Release Transaction") as provided below and (ii) Deliver Share Stapled Units upon the receipt and cancellation of ADSs that were issued in a Pre-Release Transaction, but for which Share Stapled Units may not yet have been received. The Depositary may receive ADSs in lieu of Share Stapled Units under (i) above and receive Share Stapled Units in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Share Stapled Units are to be Delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Share Stapled Units or ADSs that are to be Delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Share Stapled Units or ADSs in its records and to hold such Share Stapled Units or ADSs in trust for the Depositary until such Share Stapled Units or ADSs are Delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Share Stapled Units or ADSs, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) Business Days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Share Stapled Units involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Share Stapled Units involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS
AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.1        Proofs, Certificates and Other Information.  Any person presenting Share Stapled Units for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of this Deposit Agreement and the provisions of, or governing, the Deposited Securities or other information; to execute such certifications and to make such representations and warranties, and to provide such other information and documentation, in all cases as the Depositary may deem necessary or proper or as the Company and the Trustee-Manager, for and on behalf of the Trust, may jointly and reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary and the Registrar, as applicable, may withhold the execution or Delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof, or to the extent not limited by the terms of Section 7.8 hereof, the Delivery of any Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary's and the Company's or Trustee-Manager's satisfaction, as applicable. The Depositary shall from time to time on the written request of the Company and the Trustee-Manager, for and on behalf of the Trust, advise the Company and the Trustee-Manager, for and on behalf of the Trust of the availability of any such proofs, certificates or other information and shall, at the Company's and Trustee-Manager's joint and several expense, provide or otherwise make available copies thereof to the Company and/or the Trustee-Manager upon written request therefor by the Company and the Trustee-Manager, for and on behalf of the Trust, unless such disclosure is prohibited by law.  Each Holder and Beneficial Owner agrees to provide any information requested jointly by the Company and the Trustee-Manager, for and on behalf of the Trust, or requested by the Depositary pursuant to this paragraph.  Nothing herein shall obligate the Depositary to (i) obtain any information for the Company and/or the Trust Manager or Trust if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

SECTION 3.2        Liability for Taxes and Other Charges.  If any present or future tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any Share Stapled Units, Deposited Securities, Receipts or ADSs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary and such Holders and Beneficial Owners shall be deemed liable therefor.  The Company, the Trustee-Manager, for and on behalf of the Trust, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Holder and the Beneficial Owner remaining fully liable for any deficiency.  In addition to any other remedies available to it, the Depositary and the Custodian may refuse the deposit of Share Stapled Units, and the Depositary may refuse to issue ADSs, to Deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Section 7.8) the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received.  Every Holder and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Trustee-Manager, the Trust, the Custodian and each and every of their respective officers, directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Holder and/or Beneficial Owner.  The obligations of Holders and Beneficial Owners of Receipts under this Section 3.2 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of this Deposit Agreement.

SECTION 3.3        Representations and Warranties on Deposit of Share Stapled Units.  Each person depositing Share Stapled Units under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Share Stapled Units and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Share Stapled Units have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Share Stapled Units presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (v) the Share Stapled Units presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Share Stapled Units, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.  If any such representations or warranties are false in any way, the Company, the Trustee-Manager, for and on behalf of the Trust, and the Depositary shall be authorized, at the cost and expense of the person depositing Share Stapled Units, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.4        Ownership Restrictions. Holders and Beneficial Owners shall comply with any limitations on ownership of Share Stapled Units under the Company’s Articles of Association and the Trust Deed or applicable law as if they held the number of Share Stapled Units their ADSs represent.   The Company and the Trustee-Manager, for and on behalf of the Trust, shall each inform the Holders, Beneficial Owners and the Depositary of any such ownership restrictions in place from time to time.

SECTION 3.5        Compliance with Information Requests.  Notwithstanding any other provision of this Deposit Agreement, the Articles of Association of the Company, the Trust Deed and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, or the Depositary, on the other hand, may request pursuant to law (including, without limitation, relevant Cayman Islands and Hong Kong law, any applicable law of the United States, the Articles of Association of the Company, the Trust Deed, any resolutions of the Company's Board of Directors adopted pursuant to such Articles of Association, the requirements of any markets or exchanges upon which the Share Stapled Units, ADSs or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or Receipts may be transferred), regarding the capacity in which they own or owned Receipts, the identity of any other persons then or previously interested in such Receipts and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands and Hong Kong, the Articles of Association of the Company, the Trust Deed and the requirements of any markets or exchanges upon which the ADSs, Receipts or Share Stapled Units are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Share Stapled Units may be transferred, to the same extent as if such Holder and Beneficial Owner held Share Stapled Units directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made and (c) without limiting the generality of the foregoing, comply with all applicable provisions of Cayman Islands and Hong Kong law, the rules and requirements of any stock exchange on which the Share Stapled Units are, or will be registered, traded or listed, the Company's Articles of Association and the Trust Deed regarding any such Holder or Beneficial Owner's interest in Share Stapled Units (including the aggregate of ADSs and Share Stapled Units held by each such Holder or Beneficial Owner) and/or the disclosure of interests therein, whether or not the same may be enforceable against such Holder or Beneficial Owner.  Each Holder and Beneficial Owner of ADSs further agrees to furnish the Company, the Trustee-Manager and the Depositary with any such notification made in accordance with this Section 3.5 and to comply with requests for information from the Company and the Trustee-Manager, on the one hand, or the Depositary, on the other hand, pursuant to the laws of the Cayman Islands and Hong Kong, the rules and requirements of any stock exchange on which the Share Stapled Units are, or will be registered, traded or listed, and the Company's Articles of Association and the Trust Deed whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company and the Trustee-Manager, and at the Company's and Trustee-Manager's joint and several expense, any such request from the Company and/or the Trustee-Manager to the Holders and to forward to the Company and/or the Trustee-Manager any such responses to such requests received by the Depositary.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.1        Cash Distributions.  Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Share Stapled Units, rights, securities or other entitlements under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.6 hereof) be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.6) and will distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) to the Holders of record as of the ADS Record Date in proportion to the number of American Depositary Shares held by such Holders respectively as of the ADS Record Date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.  Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. If the Company, the Trust, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Trustee-Manager, for and on behalf of the Trust, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company and/or the Trustee-Manager, for and on behalf of the Trust shall be forwarded by the Company and/or the Trustee-Manager, for and on behalf of the Trust, as applicable, to the Depositary upon request.  The Depositary will forward to the Company and the Trustee-Manager, for and on behalf of the Trust, or their mutual agent, such information from its records as the Company and the Trustee-Manager, for the on behalf of the Trust may reasonably request to enable the Company, the Trustee-Manager, for the on behalf of the Trust or their respective agents to file necessary reports with governmental agencies, such reports necessary to obtain benefits under the applicable tax treaties for the Holders and Beneficial Owners of Receipts.

SECTION 4.2        Distribution in Share Stapled Units.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Share Stapled Units,  the Company and the Trustee-Manager for and on behalf of the Trust shall cause such Share Stapled Units to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.7 and shall, subject to Section 5.9 hereof, either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional American Depositary Shares, which represent in the aggregate the number of Share Stapled Units received as such dividend, or free distribution, subject to the other terms of this Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Share Stapled Units distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).  In lieu of Delivering fractional American Depositary Shares, the Depositary shall sell the number of Share Stapled Units represented by the aggregate of such fractions and distribute the proceeds upon the terms described in Section 4.1. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company and the Trustee-Manager, for and on behalf of the Trust (including an opinion of counsel to the Company and the Trust furnished at the expense of the Company and/or the Trust) that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act.  To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and/or governmental charges and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1.

SECTION 4.3        Elective Distributions in Cash or Share Stapled Units.  Whenever the Company and the Trustee-Manager, for and on behalf of the Trust, intend to distribute a dividend payable at the election of the holders of Share Stapled Units in cash or in additional Share Stapled Units, the Company and the Trustee-Manager, for and on behalf of the Trust, shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders.  Upon receipt of notice indicating that the Company and the Trustee-Manager, for and on behalf of the Trust, jointly wish such elective distribution to be made available to Holders, the Depositary shall consult with the Company and/or the Trustee-Manager, for and on behalf of the Trust, to determine, and the Company and the Trustee-Manager, for and on behalf of the Trust, shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders.  The Depositary shall make such elective distribution available to Holders only if (i) the Company and the Trustee-Manager, for and on behalf of the Trust, shall have timely and jointly requested that the elective distribution is available to Holders of ADRs, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the joint and several expense of the Company and the Trust.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Share Stapled Units for which no election is made, either (x) cash upon the terms described in Section 4.1 or (y) additional ADSs representing such additional Share Stapled Units upon the terms described in Section 4.2.  If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.7) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs.  The Company and the Trustee-Manager, for and on behalf of the Trust, shall jointly assist the Depositary in establishing such procedures to the extent necessary.  Subject to Section 5.9 hereof, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (y) in ADSs, the dividend shall be distributed upon the terms described in Section 4.2.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Share Stapled Units (rather than ADSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Share Stapled Units.

SECTION 4.4        Distribution of Rights to Purchase Shares.

(a)           Distribution to ADS Holders.  Whenever the Company and the Trustee-Manager, for and on behalf of the Trust, intend to distribute to the holders of the Deposited Securities rights to subscribe for additional Share Stapled Units, the Company and the Trustee-Manager, for and on behalf of the Trust, shall jointly give notice thereof to the Depositary at least 45 days prior to the proposed distribution stating whether or not they wish such rights to be made available to Holders.  Upon receipt of a notice indicating that the Company and the Trustee-Manager, for and on behalf of the Trust, jointly wish such rights to be made available to Holders, the Depositary shall consult with the Company and/or the Trustee-Manager, for and on behalf of the Trust to determine, and the Company and the Trustee-Manager, for and on behalf of Trust shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company and the Trustee-Manager, for and on behalf of the Trust shall have jointly and timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable.  In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below or, if timing or market conditions may not permit, do nothing thereby allowing such rights to lapse.  In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.7) and establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Holders to exercise the rights (upon payment of  applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or other governmental charges).  Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Share Stapled Units (rather than ADSs).

(b)           Sale of Rights.  If (i) the Company and the Trustee-Manager, for and on behalf of the Trust do not jointly and timely request the Depositary to make the rights available to Holders or jointly request that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 or determines it is not lawful or reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, and if it so determines that it is lawful and reasonably practicable, endeavor to sell such rights in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper.  The Company and the Trustee-Manager, for and on behalf of the Trust shall jointly assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) upon the terms set forth in Section 4.1.

(c)           Lapse of Rights.  If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company and/or the Trust in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act and/or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company and the Trust to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (and/or such other applicable law) covering such offering is in effect or (ii) unless the Company and the Trustee-Manager, for and on behalf of the Trust, jointly furnish to the Depositary at the Company's and the Trust's own expense opinion(s) of counsel to the Company and the Trust in the United States and counsels to the Company and the Trust in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.  In the event that the Company, the Trustee-Manager, for and on behalf of the Trust, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Share Stapled Units and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Share Stapled Units and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes and charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Share Stapled Units or be able to exercise such rights.  Nothing herein shall obligate the Company and the Trustee-Manager, for and on behalf of the Trust, to file any registration statement in respect of any rights or Share Stapled Units or other securities to be acquired upon the exercise of such rights.

SECTION 4.5        Distributions Other Than Cash, Share Stapled Units or Rights to Purchase Share Stapled Units.

(a)           Whenever the Company and the Trustee-Manager, for and on behalf of the Trust, intend to distribute to the holders of Deposited Securities property other than cash, Share Stapled Units or rights to purchase additional Share Stapled Units, the Company and the Trustee-Manager, for and on behalf of the Trust, shall jointly give notice thereof to the Depositary at least 30 days prior to the proposed distribution and shall indicate whether or not it wishes such distribution to be made to Holders.  Upon receipt of a notice indicating that the Company and the Trustee-Manager, for and on behalf of the Trust, jointly wish such distribution be made to Holders, the Depositary shall determine whether such distribution to Holders is lawful and practicable.  The Depositary shall not make such distribution unless (i) the Company and the Trustee-Manager, for and on behalf of the Trust, shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

(b)           Upon receipt of satisfactory documentation and the request of the Company and the Trustee-Manager, for and on behalf of the Trust, to distribute property to Holders and after making the requisite determinations set forth in (a) above, the Depositary may distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes and/or other governmental charges withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c)           If (i) the Company and the Trustee-Manager, for and on behalf of the Trust, do not request the Depositary to make such distribution to Holders or request not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable or feasible, the Depositary shall endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the net proceeds, if any, of such sale received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) to the Holders as of the ADS Record Date upon the terms of Section 4.1.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Holders and Beneficial Owners shall have no rights thereto or arising therefrom.

SECTION 4.6        Conversion of Foreign Currency.  Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and in the judgment of the Depositary such Foreign Currency can at such time be converted on a practicable basis (by sale or in any other manner that it may determine in accordance with applicable law) into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any fees, expenses, taxes and/or other governmental charges incurred in the process of such conversion) in accordance with the terms of the applicable sections of this Deposit Agreement.  If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem necessary, practicable and at nominal cost and expense.  Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied, or not obtainable at a reasonable cost, within a reasonable period or otherwise sought, the Depositary shall, in its sole discretion but subject to applicable laws and regulations, either (i) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to the Holders entitled to receive such Foreign Currency, or (ii) hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

SECTION 4.7        Fixing of Record Date.  Whenever necessary in connection with any distribution (whether in cash, Share Stapled Units, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Share Stapled Units that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of or solicitation of consents or proxies from holders of Share Stapled Units or other Deposited Securities or, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, any meeting of holders of the underlying Units or Preference Shares, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (the "ADS Record Date"), as close as practicable to the record date fixed by the Company and/or the Trustee-Manager, for and on behalf of the Trust, as applicable, with respect to the Share Stapled Units (if applicable), for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Share Stapled Units represented by each American Depositary Share, or for any other reason.  Subject to applicable law and the provisions of Section 4.1 through 4.6 and to the other terms and conditions of this Deposit Agreement, only the Holders of record at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

SECTION 4.8        Voting of Deposited Securities.  Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Share Stapled Units are entitled to vote, or of solicitation of consents or proxies from holders of Share Stapled Units or other Deposited Securities or, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, any meeting of holders of the underlying Units or Preference Shares, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if jointly requested by the Company and the Trustee-Manager, for and on behalf of the Trust, in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) and at the Company's and the Trust's joint and several expense and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand,  and the Depositary, on the other hand, in writing from time to time) or otherwise distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the Company's Articles of Association, the Trust Deed and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Share Stapled Units or other Deposited Securities represented by such Holder's American Depositary Shares including, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, the underlying Units and Preference Shares; and (c) a brief statement as to the manner in which such instructions may be given.  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Share Stapled Units or other Deposited Securities including, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, the underlying Units and Preference Shares.  Upon the timely receipt of instructions of a Holder on the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of this Deposit Agreement, the Company's Articles of Association, the Trust Deed and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Share Stapled Units  and/or other Deposited Securities including, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, the underlying Units and Preference Shares (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Share Stapled Units or other Deposited Securities including, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, the underlying Units and Preference Shares represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders.  Share Stapled Units or other Deposited Securities including, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, the underlying Units and Preference Shares represented by ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

The Depositary has been advised by the Company and the Trustee-Manager, for and on behalf of the Trust that under the Cayman Islands law, the Memorandum and Articles of Association of the Company and the Trust Deed, each as in effect as of the date of the Deposit Agreement, voting at any meeting of holders of Share Stapled Units or, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, any meeting of holders of the underlying Units or Preference Shares is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded.   In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with the Memorandum and Articles of Association of the Company and the Trust Deed, the Depositary will refrain from voting in respect of that resolution or matter only and the voting instructions (or the deemed voting instructions, as set out above) received by the Depositary from Holders in respect of that resolution or matter only shall lapse. The Depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by Holders of ADSs.

Notwithstanding the above, save for applicable provisions of Cayman Island and Hong Kong law, and in accordance with the terms of Section 5.3, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of any such vote.

There can be no assurance that Holders or Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

SECTION 4.9        Changes Affecting Deposited Securities.  Upon any change in par value, split-up, subdivision, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or the Trust or to which either is otherwise a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities.  Alternatively, the Depositary may, and shall if the Company and the Trustee-Manager, for and on behalf of the Trust, shall so jointly request, in each case subject to the terms of the Deposit Agreement and receipt of an opinion of counsels to the Company and the Trust, furnished at the expense of the Company and/or the Trust, satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and Deliver additional Receipts as in the case of a stock dividend on the Share Stapled Units, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Share Stapled Units, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities and/or corporate change. The Company and the Trustee-Manager, for and on behalf of the Trust, each agree to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipt. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, and shall if the Company and the Trustee-Manager, for and on behalf of the Trust, jointly request, in each case subject to receipt of an opinion of counsels to the Company and the Trust, furnished at the expense of the Company and/or the Trust, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

SECTION 4.10      Available Information.  As of the date of the Deposit Agreement, the Company and the Trustee-Manager, for and on behalf of the Trust, each publish information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on the Company’s Internet Web site (http://www.hkei.hk) or through an electronic information delivery system generally available to the public in the primary trading market for the Share Capital Units. Should the Company and/or Trust become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the Commission.  The Depositary does not assume any duty to determine if the Company and the Trust are each complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company or the Trust is not complying with those requirements.

The Company and the Trustee-Manager, for and on behalf of the Trust, each represents that as of the date of this Deposit Agreement, the statements in this Section 4.10 and in Article (12) of the Receipts with respect to the exemption from registration under Rule 12g3-2(b) under the Exchange Act are true and correct.  The Company and the Trustee-Manager, for and on behalf of the Trust, each agree to promptly notify the Depositary and all Holders in the event of any change in the truth of any such statements.

SECTION 4.11      Reports.  The Depositary shall make available during normal business hours on any Business Day for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company and/or the Trustee-Manager, for and on behalf of the Trust, which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company and/or the Trustee-Manager, for and on behalf of the Trust.  The Company and the Trustee-Manager, for and on behalf of the Trust, each agree to provide to the Depositary, at the Company's and Trust's joint and several expense, all documents that it provides to the Custodian.  The Depositary shall, at the joint and several expense of the Company and the Trust and in accordance with Section 5.6, also mail by regular, ordinary mail delivery or by electronic transmission (if agreed by the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, and the Depositary, on the other hand) and unless otherwise agreed in writing by the Company, the Trustee-Manager, for and on behalf of the Trust and the Depositary, to Holders copies of such reports when furnished by the Company and/or the Trustee-Manager, for and on behalf of the Trust pursuant to Section 5.6.

SECTION 4.12      List of Holders .  Promptly upon written request by the Company and the Trustee-Manager, for and on behalf of the Trust, the Depositary shall, at the joint and several expense of the Company and the Trust, furnish to it or them, as the case may be, a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.13      Taxation;Withholding.  The Depositary will, and will instruct the Custodian to, forward to the Company, the Trustee-Manager, for and on behalf of the Trust, or their respective agents such information from its records as the Company and the Trustee-Manager, for and on behalf of the Trust, may jointly and reasonably request to enable the Company, the Trustee-Manager, for and on behalf of the Trust, or their respective agents to file necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian, the Trustee-Manager, for and on behalf of the Trust, or the Company and their respective agents may, but shall not be obligated to, file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. None of the Depositary or any of its respective agents, or the Company, the Trustee-Manager on behalf of the Trust, or the Trust, or their respective agents, shall have any obligation or liability to any Holder of Beneficial Owner or any other person on account of or otherwise relating to or arising from any tax treatment imposed or obtained by any Holder, Beneficial Owner or other person.

The Company and the Trustee-Manager, for and on behalf of the Trust, shall each remit to the appropriate governmental authority or agency any amounts required to be withheld by the Company and/or the Trust, as the case may be, and owing to such governmental authority or agency.  Upon any such withholding, the Company and/or the Trustee-Manager, for and on behalf of the Trust, as applicable, shall remit to the Depositary information about such taxes and/or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Holders: (i) any taxes withheld by it; (ii) any taxes withheld by the Custodian, subject to information being provided to the Depositary by the Custodian; and (iii) any taxes withheld by the Company and/or the Trustee-Manager, for and on behalf of the Trust, subject to information being jointly provided to the Depositary by the Company and the Trustee-Manager, for and on behalf of the Trust. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company and/or the Trustee-Manager, for and on behalf of the Trust (or any of their respective agents) of any taxes withheld, or of the payment of taxes by the Company or the Trust, except to the extent the evidence is jointly provided by the Company and the Trustee-Manager, for and on behalf of the Trust to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall withhold the amount required to be withheld and may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes and charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes and charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company or the Trust. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1        Maintenance of Office and Transfer Books by the Registrar.  Until termination of this Deposit Agreement in accordance with its terms, the Depositary or if a Registrar for the Receipts shall have been appointed, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of Receipts, the surrender of Receipts and the delivery and withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

The Depositary or the Registrar as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary's or the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the Receipts.

The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more securities exchanges, markets or automated quotation systems, (i) the Depositary shall be entitled to, and shall, take or refrain from taking such action(s) as it may deem necessary or appropriate to comply with the requirements of such securities exchange(s), market(s) or automated quotation system(s) applicable to it, notwithstanding any other provision of this Deposit Agreement; and (ii) upon the reasonable request of the Depositary, the Company and the Trustee-Manager, for and on behalf of the Trust shall each provide the Depositary such information and assistance as may be reasonably necessary for the Depositary to comply with such requirements, to the extent that the Company or the Trustee-Manager, for and on behalf of the Trust, as applicable, may lawfully do so.

SECTION 5.2        Exoneration.  Neither the Depositary, the Custodian, the Trustee-Manager, for and on behalf of the Trust, or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or shall incur any liability to Holders, Beneficial Owners or any third parties (i) if the Depositary, the Custodian, the Trustee-Manager, for and on behalf of the Trust, or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and any Receipt, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands, Hong Kong or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company's Articles of Association or the Trust Deed or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, the Company's Articles of Association or the Trust Deed or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian, the Trustee-Manager, for and on behalf of the Trust, or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Share Stapled Units for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, in determining if a proposed distribution, action or transaction under Article IV of the Deposit Agreement is lawful, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise.

The Depositary, its controlling persons, its agents, the Custodian, the Company and the Trustee-Manager, for and on behalf of the Trust, their respective controlling persons and agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.3        Standard of Care.  The Company, the Trustee-Manager, for and on behalf of the Trust, and the Depositary and their respective directors, officers, Affiliates, employees and agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or any Receipts to any Holder(s) or Beneficial Owner(s) or other persons (except for the Company's, the Trust’s and the Depositary's obligations specifically set forth in Section 5.8), provided, that the Company, the Trustee-Manager, for and on behalf of the Trust, and the Depositary and their respective directors, officers, Affiliates, employees and agents agree to perform their respective obligations specifically set forth in this Deposit Agreement or the applicable ADRs without gross negligence or willful misconduct.

Without limitation of the foregoing, neither the Depositary, the Company nor the Trustee-Manager, for and on behalf of the Trust, nor any of their respective controlling persons, directors, officers, Affiliates, employees or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

In no event shall the Company, the Trustee-Manager, the Trust or the Depositary or any of their respective directors, officers, employees, agents (including, without limitation, the Agents) and/or Affiliates, or any of them, be liable to the other or to any Holder or Beneficial Owner for any indirect, special, punitive or consequential damages.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast (provided that any such action or omission is in good faith) or the effects of any vote.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company and the Trustee-Manager, for and on behalf of the Trust, for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Share Stapled Units or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company and the Trustee-Manager, for and on behalf of the Trust, or for the Company's and the Trustee-Manager, for and on behalf of the Trust's failure to timely and jointly instruct, notify or request the Depositary to take or omit taking any action hereunder or for any action or non-action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person presenting Share Stapled Units for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

SECTION 5.4        Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company and the Trustee-Manager, for and on behalf of the Trust, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company and the Trustee-Manager, for and on behalf of the Trust (whereupon the Depositary shall, in the event no successor depositary has been appointed by the Company and the Trustee-Manager, for and on behalf of the Trust, be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the joint appointment by the Company and the Trustee-Manager, for and on behalf of the Trust of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, and the Depositary, on the other hand, from time to time shall be paid to the Depositary prior to such resignation.

The Depositary may at any time be removed by the Company and the Trustee-Manager, for and on behalf of the Trust, by joint written notice of such removal, which removal shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company and the Trustee-Manager, for and on behalf of the Trust, of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, and the Depositary, on the other hand, from time to time shall be paid to the Depositary prior to such removal.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company and the Trustee-Manager, for and on behalf of the Trust, shall jointly use their best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. The Company and the Trustee-Manager, for and on behalf of the Trust, shall give joint notice to the Depositary of the appointment of a successor depositary not more than 90 days after delivery by the Depositary of written notice of resignation or by the Company and the Trustee-Manager, for and on behalf of the Trust, of removal, each as provided in this section.  In the event that a successor depositary is not appointed or notice of the appointment of a successor depositary is not provided jointly by the Company and the Trustee-Manager, for and on behalf of the Trust, in accordance with the preceding sentence, the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof. Every successor depositary shall be required by the Company and the Trustee-Manager, for and on behalf of the Trust to execute and deliver to its predecessor and to the Company and the Trustee-Manager, for and on behalf of the Trust, an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  The predecessor depositary, upon payment of all sums due to it and on the joint written request of the Company and the Trustee-Manager, for and on behalf of the Trust, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5        The Custodian.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Securities for which the Custodian acts as custodian and shall be responsible solely to it.  If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian.  The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary.  Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional entity to act as Custodian with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities.  After any such change, the Depositary shall give notice thereof in writing to all Holders.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

SECTION 5.6        Notices and Reports.  On or before the first date on which the Company and/or the Trustee-Manager, for and on behalf of the Trust, gives notice, by publication or otherwise, of any meeting of (i) holders of Share Stapled Units, (ii) in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, meetings of holders of the underlying Units and Preference Shares or (iii) other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company and the Trustee-Manager, for and on behalf of the Trust, shall jointly transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Share Stapled Units, underlying Units and Preference Shares or other Deposited Securities. The Company and the Trustee-Manager, for and on behalf of the Trust, shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Company's Articles of Association and the Trust Deed that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company and the Trustee-Manager, for and on behalf of the Trust, will also transmit to the Depositary (a) English language versions of the other notices, reports and communications which are made generally available by the Company and/or the Trustee-Manager, for and on behalf of the Trust, to holders of the Share Stapled Units or other Deposited Securities and (b) English language versions of the Company's and Trust's annual and other reports prepared in accordance with the applicable requirements of the Commission under Rule 12g3-2(b).  The Depositary shall arrange, at the request of the Company and the Trustee-Manager, for and on behalf of the Trust, and at the Company's and the Trust's joint and several expense, for the mailing of copies thereof to all Holders, or by any other means as agreed between the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, and the Depositary, on the other hand, in each case at the Company's and the Trust's joint and several expense, or make such notices, reports and other communications available for inspection by all Holders, provided, that, the Depositary shall have received evidence sufficiently satisfactory to it, including in the form of an opinion of local and/or U.S. counsel or counsel of other applicable jurisdiction, furnished at the expense of the Company and/or the Trust, as the Depositary in its discretion so requests, that the distribution of such notices, reports and any such other communications to Holders from time to time is valid and does not or will not infringe any local, U.S. or other applicable jurisdiction regulatory restrictions or requirements if so distributed and made available to Holders.  The Company and the Trustee-Manager, for and on behalf of the Trust, will each timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Company and the Trustee-Manager, for and on behalf of the Trust, have each delivered to the Depositary and the Custodian a copy of the Company's Articles of Association and the Trust Deed along with the provisions of or governing the Share Stapled Units and any other Deposited Securities issued by the Company, the Trust or any Affiliate of the Company and/or the Trust, in connection with the Share Stapled Units, in each case along with a certified English translation thereof, and promptly upon any amendment thereto or change therein, the Company and the Trustee-Manager, for and on behalf of the Trust, shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein (along with a certified English translation thereof). The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

The Depositary will, at the joint and several expense of the Company and the Trust, make available a copy of any such notices, reports or communications issued by the Company and/or the Trust and delivered to the Depositary for inspection by the Holders of the Receipts evidencing the American Depositary Shares representing such Shares governed by such provisions at the Depositary's Principal Office, at the office of the Custodian and at any other designated transfer office.

SECTION 5.7        Issuance of Additional Share Stapled Units, ADSs etc.  The Company and the Trustee-Manager, for and on behalf of the Trust, each agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Share Stapled Units, (ii) an offering of rights to subscribe for Share Stapled Units or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Share Stapled Units, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Share Stapled Units, (v) an elective dividend of cash or Share Stapled Units, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger,  subdivision, amalgamation or consolidation or transfer of assets or (viii) any reclassification, recapitalization, reorganization, merger, amalgamation, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act or the securities laws of the states of the United States).  In support of the foregoing or at the reasonable request of the Depositary where it deems necessary, the Company and the Trustee-Manager, for and on behalf of the Trust will jointly  furnish to the Depositary, at their own expense (a)  written opinions of U.S. counsels (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or is exempt from the registration requirements of the Securities Act and/or (2) dealing with such other reasonable issues requested by the Depositary, (b) opinions of Cayman Island and Hong Kong counsels (reasonably satisfactory to the Depositary) each stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of the Cayman Islands or Hong Kong and (2) all requisite regulatory consents and approvals have been obtained in the Cayman Islands and Hong Kong and (c) as the Depositary may reasonably request,  written opinions of counsels in any other jurisdiction in which Holders or Beneficial owners reside to the effect that making the transaction available to such Holders or Beneficial Owners does not violate the laws of such jurisdiction.  If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective and that such distribution is in accordance with all applicable laws or regulations.  If, being advised by counsel, the Company and the Trust determine that a transaction is required to be registered under the Securities Act, the Company and the Trustee-Manager, for and on behalf of the Trust, will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) jointly direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.

The Company and the Trustee-Manager, for and on behalf of the Trust, each agree with the Depositary that neither the Company, the Trust nor any of their respective Affiliates will at any time (i) deposit any Share Stapled Units or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company, the Trust or by any such Affiliate, or (ii) issue or put together additional Share Stapled Units, rights to subscribe for such Share Stapled Units, securities convertible into or exchangeable for Share Stapled Units or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act or have been registered under the Securities Act (and such registration statement has been declared effective).

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company or the Trust to file any registration statement in respect of any proposed transaction.

SECTION 5.8        Indemnification.  The Company and the Trustee-Manager, for and on behalf of the Trust, jointly and severally agree to indemnify the Depositary, any Custodian and each of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any losses, liabilities, taxes, costs, claims, judgments, proceedings, actions, demands and any charges or expenses of any kind whatsoever (including, but not limited to, reasonable fees and expenses of counsel and, in each case, any value added taxes and any similar taxes charged or otherwise imposed in respect thereof) (collectively referred to as “Losses”) which the Depositary or any agent thereof may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Deposit Agreement or that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Share Stapled Units, or other Deposited Securities, as the case may be, (b) out of or in connection with any offering documents in respect thereof or (c) out of or in connection with acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company and the Trust of information regarding the Company and/or the Trust in connection with this Deposit Agreement, the Receipts, the American Depositary Shares, the Share Stapled Units, or any Deposited Securities, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent any such Losses directly arise out of the gross negligence or willful misconduct of any of them, or (ii) by the Company, the Trust or any of their respective directors, officers, employees, trustees, agents and Affiliates.

The Depositary shall indemnify, defend and hold harmless the Company against any direct loss, liability or expense (including, but not limited to, reasonable fees and expenses of counsel) incurred by the Company in respect of this Deposit Agreement to the extent such loss, liability or expense is due to the gross negligence or willful misconduct of the Depositary or its Agents acting in such capacity hereunder.

In no event shall the Company, the Trustee-Manager, the Trust or the Depositary or any of their respective directors, officers, employees, agents (including, without limitation, the Agents) and/or Affiliates, or any of them, be liable to the other for any indirect, special, punitive or consequential damages.

Any person seeking indemnification hereunder (an "Indemnified Person") shall notify the person from whom it is seeking indemnification (the "Indemnifying Person") of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement (provided that the failure to make such notification shall not affect such Indemnified Person's rights to indemnification except to the extent the Indemnifying Person is materially prejudiced by such failure) and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable under the circumstances. No Indemnified Person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the Indemnifying Person, which consent shall not be unreasonably withheld.

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

SECTION 5.9        Fees and Charges of Depositary.  The Company, the Trust, the Holders, the Beneficial Owners, and persons depositing Share Stapled Units or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively as provided for under Article (9) of the Receipt.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary, on the one hand, and the Company and the Trustee-Manager, for and on behalf of the Trust, on the other hand, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

The Depositary, on the one hand, and the Company and the Trustee-Manager, for and on behalf of the Trust, on the other hand, may reach separate agreement in relation to the payment of any additional remuneration to the Depositary in respect of any exceptional duties which the Depositary finds necessary or desirable and agreed by both parties in the performance of its obligations hereunder and in respect of the actual costs and expenses of the Depositary in respect of any notices required to be given to the Holders in accordance with Section 6.1 hereof.

In connection with any payment by the Company or the Trust to the Depositary:

(i)
all fees, taxes, duties, charges, costs and expenses which are payable by the Company and/or the Trust shall be paid or be procured to be paid by the Company and/or the Trustee-Manager, for and on behalf of the Trust (and any such amounts which are paid by the Depositary shall be reimbursed to the Depositary by the Company and/or the Trustee-Manager, for and on behalf of the Trust upon demand therefor); and

(ii)
such payment shall be subject to all necessary exchange control and other consents and approvals having been obtained. The Company and the Trustee-Manager, for and on behalf of the Trust, each undertake to use its reasonable endeavours to obtain all necessary approvals that are required to be obtained by it in this connection.

The Company and the Trustee-Manager, for and on behalf of the Trust, each agree to promptly pay to the Depositary such other expenses, fees and charges and to reimburse the Depositary for such out-of-pocket expenses as the Depositary, on the one hand, and the Company and the Trustee-Manager, for and on behalf of the Trust, on the other hand, may agree to from time to time or as are incurred in accordance herewith.  Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, and the Depositary, on the other hand. In the discretion of the Depositary, the Depositary shall present its statement for such expenses and fees or charges to the Company and the Trustee-Manager, for and on behalf of the Trust, upon receipt or payment of any relevant invoice by the Depositary, once every three months, semiannually or annually.

All payments by the Company and/or the Trustee-Manager, for and on behalf of the Trust, to the Depositary under this Section 5.9 shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by law, rule, regulation, court, tribunal or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 5.10      Restricted Securities Owners.  The Company and the Trustee-Manager, for and on behalf of the Trust, each agree to advise in writing each of the persons or entities who, to the knowledge of the Company and/or the Trustee-Manager, for and on behalf of the Trust, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder.  The Company and the Trustee-Manager, for and on behalf of the Trust, shall jointly inform Holders and Beneficial Owners and the Depositary of any other limitations on ownership of Share Stapled Units that the Holders and Beneficial Owners may be subject to by reason of the number of American Depositary Shares held under the Articles of Association of the Company and/or the Trust Deed or, applicable Cayman Islands and Hong Kong law, as such restrictions may be in force from time to time.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1        Amendment/Supplement.  Subject to the terms and conditions of this Section 6.1 and applicable law, the Receipts outstanding at any time, the provisions of this Deposit Agreement and the form of Receipt attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, and the Depositary, on the other hand, in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and/or other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, and the Depositary, on the other hand) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or the Share Stapled Units to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share or Share Stapled Units, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company, the Trustee-Manager, for and on behalf of the Trust, and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.2        Termination.  The Depositary shall, at any time at the joint written direction of the Company and the Trustee-Manager, for and on behalf of the Trust, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination, provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of this Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company, the Trustee-Manager, for and on behalf of the Trust, and the Depositary from time to time, before such termination shall take effect. If 90 days shall have expired after (i) the Depositary shall have delivered to the Company and the Trustee-Manager, for and on behalf of the Trust, a written notice of its election to resign, or (ii) the Company and the Trustee-Manager, for and on behalf of the Trust, shall have delivered to the Depositary a joint written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of this Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.6 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes and/or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or other property as provided in this Deposit Agreement, and shall continue to Deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.6, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes and/or governmental charges or assessments). At any time after the expiration of six months from the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement with respect to the Receipts and the Share Stapled Units, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes and/or governmental charges or assessments). Upon the termination of this Deposit Agreement, the Company, the Trustee-Manager and the Trust shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary hereunder. The obligations under the terms of the Deposit Agreement and Receipts of Holders and Beneficial Owners of ADSs outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement and the Holders have each satisfied any and all of their obligations hereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

ARTICLE VII

MISCELLANEOUS

SECTION 7.1        Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same agreement. Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

SECTION 7.2        No Third-Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Deposit Agreement.  Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties hereto nor establish a fiduciary or similar relationship among the parties.  The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company, the Trust and their respective Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company, the Trust or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Deposit Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

SECTION 7.3        Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4        Holders and Beneficial Owners as Parties; Binding Effect.  The Holders and Beneficial Owners from time to time of American Depositary Shares shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Receipt by acceptance hereof or any beneficial interest therein.

SECTION 7.5        Notices.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex, facsimile transmission or electronic transmission, confirmed by letter, addressed to HK Electric Investments Limited, 44 Kennedy Road, Hong Kong, Attention: Company Secretary, telephone:  (852)2843 3336, facsimile:  (852)2503 5512 or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Trust shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex, facsimile transmission or electronic transmission, confirmed by letter, addressed to HK Electric Investments Manager Limited, 44 Kennedy Road, Hong Kong, Attention: Company Secretary, telephone:  (852)2843 3336, facsimile:  (852)2503 5512 or to any other address which the Trustee-Manager, for and on behalf of the Trust, may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex, facsimile transmission or by electronic transmission (if agreed by the Company, the Trustee-Manager, for and on behalf of and the Depositary), at the Company's and Trust's joint and several expense, unless otherwise agreed in writing between the Company, the Trustee-Manager, for and on behalf of the Trust and the Depositary, confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, USA Attention:  ADR Department, telephone:  (001) 212 250-9100, facsimile:  (001) 732 544 6346 or to any other address which the Depositary may specify in writing to the Company and the Trustee-Manager.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex, facsimile transmission or by electronic transmission (if agreed by the Company, the Trustee-Manager, for and on behalf of the Trust and the Depositary), at the Company's and the Trust's joint and several expense, unless otherwise agreed in writing between the Company, the Trustee-Manager, for and on behalf of the Trust and the Depositary, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.

Delivery of a notice sent by mail, air courier or cable, telex, facsimile or electronic transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex, facsimile or electronic transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary, the Trustee-Manager, for and on behalf of the Trust or the Company may, however, act upon any cable, telex, facsimile or electronic transmission received by it from the other or from any Holder, notwithstanding that such cable, telex, facsimile or electronic transmission shall not subsequently be confirmed by letter as aforesaid, as the case may be.

SECTION 7.6        Governing Law and Jurisdiction.  This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Except as set forth in the following paragraph of this Section 7.6, the Company, the Trustee-Manager, for and on behalf of the Trust and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company and the Trustee-Manager, for and on behalf of the Trust, each hereby irrevocably designates, appoints and empowers Depositary Management Corporation (the "Process Agent") now at 570 Lexington Avenue, 44th Floor, New York, New York 10022, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company and/or the Trust in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6. If for any reason the Process Agent shall cease to be available to act as such, the Company and the Trustee-Manager, for and on behalf of the Trust agree to designate a new agent in the City of New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company and the Trustee-Manager, for and on behalf of the Trust, each further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company and/or the Trust, by service by mail of a copy thereof upon the Process Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Process Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company and/or the Trustee-Manager, for and on behalf of the Trust, by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company and the Trustee-Manager, for and on behalf of the Trust, each agree that the failure of the Process Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary, the Trustee-Manager, for and on behalf of the Trust, and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company and/or the Trust (or the Trustee-Manager, for and on behalf of the Trust), (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against each of the Company, the Trust (and/or the trustee-Manager, for and on behalf of the Trust) and the Depositary, in any state or federal court of the United States, and the Depositary, the Trust (or the trustee-Manager, for and on behalf of the Trust) or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company, the Trustee-Manager, for and on behalf of the Trust and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending, and for such purposes, the Company, the Trust (including the trustee-Manager, for and on behalf of the Trust) and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company and the Trustee-Manager, for and on behalf of the Trust, each agree that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company and the Trustee-Manager, for and on behalf of the Trust, each irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company, the Trustee-Manager, for and on behalf of the Trust and the Depositary agree that, notwithstanding the foregoing, with regard to any claim or dispute or difference of whatever nature between the parties hereto arising directly or indirectly from the relationship created by this Deposit Agreement, the Depositary, in its sole discretion, shall be entitled to refer such dispute or difference for final settlement by arbitration (“Arbitration”) in accordance with the applicable rules of the American Arbitration Association (the “Rules”) then in force, by a sole arbitrator appointed in accordance with the Rules.  The seat and place of any reference to Arbitration shall be New York, New York State.  The procedural law of any Arbitration shall be New York law and the language to be used in the Arbitration shall be English. The fees of the arbitrator and other costs incurred by the parties in connection with such Arbitration shall be paid by the party that is unsuccessful in such Arbitration.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY, THE TRUST, THE TRUSTEE-MANAGER AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARE STAPLED UNITS OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.7        Assignment.  Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by any of the Company, the Trustee-Manager, for and on behalf of the Trust, or the Depositary.

SECTION 7.8        Compliance with U.S. Securities Laws.  Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or Delivery of Deposited Securities will not be suspended by the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, or the Depositary, on the other hand, except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

SECTION 7.9        Titles; References.  All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise.  The words "this Deposit Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Trust, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.  Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.  References herein to the laws of the Cayman Islands and Hong Kong, as the case may be shall include references to the laws, rules and regulations of the Cayman Islands or Hong Kong, as applicable, and any and all communities, provinces and states thereof.

SECTION 7.10      Agents.   The Depositary shall be entitled, in its sole but reasonable discretion, to appoint one or more agents of which it shall have control for the purpose, inter alia, of making distributions to the Holders or otherwise carrying out its obligations under this Deposit Agreement.

SECTION 7.11      Exclusivity.    The Company and the Trustee-Manager, for and on behalf of the Trust, jointly agree not to appoint any other depositary for the issuance or administration of depositary receipts evidencing any class of stock of the Company or the Trust, including Share Stapled Units, so long as Deutsche Bank Trust Company Americas is acting as Depositary hereunder.

IN WITNESS WHEREOF, HK ELECTRIC INVESTMENTS LIMITED, HK ELECTRIC INVESMENTS MANAGER LIMITED, for and on behalf of HK ELECTRIC INVESTMENTS and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares evidenced by Receipts issued in accordance with the terms hereof.

HK ELECTRIC INVESTMENTS LIMITED

By:_______________________________
Name:
Title:

HK ELECTRIC INVESTMENTS MANAGER LIMITED, for and on behalf of HK ELECTRIC INVESTMENTS

By:_______________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:_______________________________
Name:
Title:

By:_______________________________
Name:
Title:

Number	CUSIP American Depositary Shares (Each American Depositary Share representing Ten Fully Paid Share Stapled Units)

EXHIBIT A

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED SHARE STAPLED UNITS

Of

HK ELECTRIC INVESTMENTS LIMITED
(Incorporated under the laws of the Cayman Islands)

And

HK ELECTRIC INVESTMENTS

(A trust constituted under the laws of the Hong Kong Special Administrative Region of the People's Republic of China)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (herein called the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADSs" or "American Depositary Shares"), representing deposited share stapled units, including evidence of rights to receive such share stapled units (the "Share Stapled Units") of HK Electric Investments Limited  (the "Company"), a company incorporated under the laws of the Cayman Islands and  HK Electric Investments (the "Trust"), a trust constituted pursuant to a deed of trust on January 1, 2014 under the laws of Hong Kong .  As of the date of the Deposit Agreement (hereinafter referred to), each ADS represents ten Share Stapled Units deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Deutsche Bank AG, Hong Kong Branch (the "Custodian"). The ratio of ADSs to Share Stapled Units is subject to subsequent amendment as provided in Article VI of the Deposit Agreement.  The Depositary's Principal Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

(1)           The Deposit Agreement.  This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of [______________], 2014 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Trustee-Manager, for and on behalf of the Trust, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Share Stapled Units deposited thereunder and any and all other securities, property and cash from time to time, received in respect of such Share Stapled Units and held thereunder (such Share Stapled Units, other securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian. In the Deposit Agreement it provides that to the extent any instruction, notice or request received from the Company and/or the Trustee-Manager, for and on behalf of the Trust, is not jointly signed by the Company and the Trustee-Manager, for and on behalf of the Trust, on the same instruction, notice or request letter or instrument, the Depositary may disregard such instruction, notice and/or request, without any action on its part, and treat it as if no instruction, notice and/or request was received.  As a result, if the Company and the Trustee-Manager, for and on behalf of the Trust, fail to act jointly in notifying, instructing or requesting the Depositary, it is possible corporate actions (as covered by Articles (13) – (16) hereof) by the Company and/or the Trustee-Manager, for and on behalf of the Trust, that might otherwise have been eligible to be made available to Holders will not be extended to Holders and the Depositary will process such corporate actions as if no instruction, request or notice was received.

Each owner and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Company's Articles of Association and the Trust Deed (as defined in the Deposit Agreement) (each as in effect on the date of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. To the extent there is any inconsistency between the terms of this Receipt and the terms of the Deposit Agreement, the terms of the Deposit Agreement shall prevail.   Prospective and actual Holders and Beneficial Owners are encouraged to read the terms of the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  The Depositary has made arrangements for the acceptance of the ADSs into DTC.  Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.  The Receipt evidencing the ADSs held through DTC will be registered in the name of a nominee of DTC.  So long as the ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the Receipt registered in the name of DTC (or its nominee) will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC (or its nominee), or (ii) DTC Participants (or their nominees).

(2)           Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender, at the Principal Office of the Depositary, of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the fees and charges of the Depositary for the making of withdrawals of Deposited Securities and cancellation of Receipts (as set forth in Section 5.9 of the Deposit Agreement and Article (9) hereof) and (ii) all applicable taxes and/or governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the Deposit Agreement, the Company's Articles of Association and the Trust Deed, Section 7.8 of the Deposit Agreement and any other provisions of or governing the Deposited Securities and other applicable laws, the Holder shall be entitled to Delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares so surrendered.  American Depositary Shares may be surrendered for the purpose of withdrawing Deposited Securities by Delivery of a Receipt evidencing such American Depositary Shares (if held in certificated form) or by book-entry Delivery of such American Depositary Shares to the Depositary.

A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian or through a book entry Delivery of the Share Stapled Units (in either case, subject to Sections 2.7, 3.1, 3.2, 5.9, and to the other terms and conditions of the Deposit Agreement, to the Company's Articles of Association and the Trust Deed, to the provisions of or governing the Deposited Securities and to applicable laws, now or hereafter in effect) to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such American Depositary Shares, together with any certificate or other proper documents of or relating to title of the Deposited Securities as may be legally required, as the case may be, to or for the account of such person.

The Depositary may, in its discretion, refuse to accept for surrender a number of American Depositary Shares representing a number other than a whole number of Share Stapled Units.  In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing  other than a whole number of Share Stapled Units, the Depositary shall cause ownership of the appropriate whole number of Share Stapled Units to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and Deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share Stapled Unit, or (ii) sell or cause to be sold the fractional Share Stapled Units represented by the Receipt surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) to the person surrendering the Receipt.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for Delivery at the Principal Office of the Depositary, and for further Delivery to such Holder.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex, electronic or facsimile transmission. Upon receipt by the Depositary, the Depositary may make delivery to such person or persons entitled thereto at the Principal Office of the Depositary of any dividends or cash distributions with respect to the Deposited Securities represented by such American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

(3)           Transfers, Split-Ups and Combinations of Receipts.  Subject to the terms and conditions of the Deposit Agreement, the Depositary or, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, the Registrar shall register transfers of Receipts on its books, upon surrender at the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed (in the case of a certificated Receipt) or accompanied by, or in the case of DRS/Profile Receipts receipt by the Depositary of,  proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States of America and of any other applicable jurisdiction.  Subject to the terms and conditions of the Deposit Agreement, including payment of the applicable fees and charges of the Depositary, the Depositary shall execute a new Receipt or Receipts (and, if necessary, cause the Registrar to countersign such Receipt(s)) and deliver the same to or upon the order of the person entitled to such Receipts evidencing the same aggregate number of ADSs as those evidenced by the Receipts surrendered. Upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment of the applicable fees and charges of the Depositary, and subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

(4)           Pre-Conditions to Registration, Transfer, Etc.  As a condition precedent to the execution and Delivery, registration, registration of transfer, split-up, subdivision combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Share Stapled Units or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Share Stapled Units being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 of the Deposit Agreement and Article (9) hereof, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 of the Deposit Agreement and (iii) compliance with (A) any laws or governmental regulations relating to the execution and Delivery of Receipts or American Depositary Shares or to the withdrawal or Delivery of Deposited Securities and (B) such reasonable regulations and procedures as the Depositary may establish consistent with the provisions of the Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Share Stapled Units generally or against deposits of particular Share Stapled Units may be suspended, or the issuance of ADSs against the deposit of particular Share Stapled Units may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company and the Trustee-Manager, for and on behalf of the Trust, acting jointly, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or Share Stapled Units are listed, or under any provision of the Deposit Agreement or provisions of, or governing, the Deposited Securities, or any meeting of holders of Share Stapled Units or for any other reason, subject in all cases to Article (22) hereof.

(5)           Compliance With Information Requests.  Notwithstanding any other provision of the Deposit Agreement, this Receipt, the Articles of Association of the Company, the Trust Deed and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, or the Depositary, on the other hand, may request pursuant to law (including, without limitation, relevant Cayman Islands and Hong Kong law, any applicable law of the United States, the Articles of Association of the Company, the Trust Deed, any resolutions of the Company's Board of Directors adopted pursuant to such Articles of Association, the requirements of any markets or exchanges upon which the Share Stapled Units, ADSs or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or Receipts may be transferred), regarding the capacity in which they own or owned Receipts, the identity of any other persons then or previously interested in such Receipts and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands and Hong Kong, the Articles of Association of the Company, the Trust Deed and the requirements of any markets or exchanges upon which the ADSs, Receipts or Share Stapled Units are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Share Stapled Units may be transferred, to the same extent as if such Holder and Beneficial Owner held Share Stapled Units directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made and (c) without limiting the generality of the foregoing, comply with all applicable provisions of Cayman Islands and Hong Kong law, the rules and requirements of any stock exchange on which the Share Stapled Units are, or will be registered, traded or listed, the Company's Articles of Association and the Trust Deed regarding any such Holder or Beneficial Owner's interest in Share Stapled Units (including the aggregate of ADSs and Share Stapled Units held by each such Holder or Beneficial Owner) and/or the disclosure of interests therein, whether or not the same may be enforceable against such Holder or Beneficial Owner.  Each Holder and Beneficial Owner of ADSs further agrees to furnish the Company, the Trustee-Manager and the Depositary with any such notification made in accordance with this Article (5) and to comply with requests for information from the Company and the Trustee-Manager, on the one hand, or the Depositary, on the other hand, pursuant to the laws of the Cayman Islands and Hong Kong, the rules and requirements of any stock exchange on which the Share Stapled Units are, or will be registered, traded or listed, and the Company's Articles of Association and the Trust Deed, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company and the Trustee-Manager, and at the Company's and Trustee-Manager's joint and several expense, any such request from the Company and/or the Trustee-Manager to the Holders and to forward to the Company and/or the Trustee-Manager any such responses to such requests received by the Depositary.

(6)           Liability of Holder for Taxes, Duties and Other Charges.  If any present or future tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any Share Stapled Units, Deposited Securities, Receipts or ADSs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary and such Holders and Beneficial Owners shall be deemed liable therefor.  The Company, the Trustee-Manager, for and on behalf of the Trust, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Holder and the Beneficial Owner remaining fully liable for any deficiency.  In addition to any other remedies available to it, the Depositary and the Custodian may refuse the deposit of Share Stapled Units, and the Depositary may refuse to issue ADSs, to Deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Article (22) hereof) the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received.  Every Holder and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Trustee-Manager, the Trust, the Custodian and each and every of their respective officers, directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Holder and/or Beneficial Owner.  The obligations of Holders and Beneficial Owners of Receipts under this Article (6) shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of the Deposit Agreement.  Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. None of the Depositary or any of its respective agents, or the Company, the Trustee-Manager on behalf of the Trust, or the Trust, or their respective agents, shall have any obligation or liability to any Holder of Beneficial Owner or any other person on account of or otherwise relating to or arising from any tax treatment imposed or obtained by any Holder, Beneficial Owner or other person.

Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing under the Deposit Agreement and shall not be subject to escheatment.

(7)           Representations and Warranties of Depositors.  Each person depositing Share Stapled Units under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Share Stapled Units (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Share Stapled Units, have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Share Stapled Units presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Share Stapled Units presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Share Stapled Units and the issuance, cancellation and transfer of ADSs.  If any such representations or warranties are false in any way, the Company, the Trustee-Manager, for and on behalf of the Trust, and Depositary shall be authorized, at the cost and expense of the person depositing Share Stapled Units, to take any and all actions necessary to correct the consequences thereof.

(8)           Filing Proofs, Certificates and Other Information.  Any person presenting Share Stapled Units for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities or other information; to execute such certifications and to make such representations and warranties, and to provide such other information and documentation, in all cases as the Depositary may deem necessary or proper or as the Company and Trustee-Manager, for and on behalf of the Trust, may jointly and reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. The Depositary and the Registrar, as applicable, may withhold the execution or Delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof, or to the extent not limited by the terms of Article (22) hereof or the terms of the Deposit Agreement, the Delivery of any Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary's and the Company's or Trustee-Manager's satisfaction, as applicable. The Depositary shall from time to time on the written request of the Company and the Trustee-Manager, for and on behalf of the Trust, advise the Company and the Trustee-Manager, for and on behalf of the Trust, of the availability of any such proofs, certificates or other information and shall, at the Company's and Trustee-Manager's joint and several expense, provide or otherwise make available copies thereof to the Company and/or the Trustee-Manager upon written request therefor by the Company and the Trustee-Manager, for and on behalf of the Trust, unless such disclosure is prohibited by law.  Each Holder and Beneficial Owner agrees to provide any information requested jointly by the Company and the Trustee-Manager, for and on behalf of the Trust, or requested by the Depositary pursuant to this Article (8).  Nothing herein shall obligate the Depositary to (i) obtain any information for the Company and/or the Trust if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

(9)           Charges of Depositary.  The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement; provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the ADSs are listed:

(i)           to any person to whom ADSs are issued or to any person to whom a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash), a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement to be determined by the Depositary;

(ii)           to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities including, inter alia, cash distributions made pursuant to a cancellation or withdrawal, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so surrendered;

(iii)           to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 5.00 per 100 ADSs  held for the distribution of cash dividends;

(iv)           to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 5.00 per 100 ADSs  held for the distribution of cash entitlements (other than cash dividends) and/or cash proceeds, including proceeds from the sale of rights, securities and other entitlements;

(v)           to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights; and

(vi)           for the operation and maintenance costs in administering the ADSs an annual fee of U.S. $ 5.00 per 100 ADSs, such fee to be assessed against Holders of record as of the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions.

In addition, Holders, Beneficial Owners, persons depositing Share Stapled Units for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(i)           taxes (including applicable interest and penalties) and other governmental charges;

(ii)           such registration fees as may from time to time be in effect for the registration of Share Stapled Units or other Deposited Securities with the Foreign Registrar and applicable to transfers of Share Stapled Units or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)           such cable, telex , facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Share Stapled Units or Holders and Beneficial Owners of ADSs;

(iv)           the expenses and charges incurred by the Depositary in the conversion of Foreign Currency;

(v)           such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Share Stapled Units, Deposited Securities, ADSs and ADRs;

(vi)           the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable; and

(vii)           any additional fees, charges, costs or expenses that may be incurred from time to time by the Depositary and/or any of the Depositary's agents, including the Custodian, and/or agents of the Depositary's agents in connection with the servicing of Share Stapled Units, Deposited Securities and/or American Depositary Shares (such fees, charges, costs or expenses to be assessed against Holders of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions).

Any other charges and expenses of the Depositary under the Deposit Agreement will be paid, jointly and severally, by the Company and the Trustee-Manager, for and on behalf of the Trust, upon agreement between the Depositary and the Company.  All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary, on the one hand, and the Company and the Trustee-Manager, for and on behalf of the Trust, on the other hand, but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (20) of this Receipt.

(10)           Title to Receipts.  It is a condition of this Receipt and every successive Holder and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby) is transferable by delivery of the Receipt, provided it has been properly endorsed or accompanied by proper instruments of transfer, such Receipt being a certificated security under the laws of the State of New York.  Notwithstanding any notice to the contrary, the Depositary may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner hereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.  Neither the Depositary, the Company, the Trustee-Manager nor the Trust shall have any obligation or be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt unless such holder is the Holder of this Receipt registered on the books of the Depositary.

(11)           Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary.  Receipts bearing the manual or facsimile signature of a duly-authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding the fact that such signatory has ceased to hold such office prior to the execution and delivery of such Receipt by the Depositary or did not hold such office on the date of issuance of such Receipts.

(12)           Available Information; Reports; Inspection of Transfer Books.  As of the date of the Deposit Agreement, the Company and the Trustee-Manager, for and on behalf of the Trust, each publish information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on the Company’s Internet Web site (http://www.hkei.hk) or through an electronic information delivery system generally available to the public in the primary trading market of the Share Stapled Units. Should the Company and/or Trust become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the U.S. Securities and Exchange Commission.  The Depositary does not assume any duty to determine if the Company and the Trust are each complying with the current requirements of Rule 12g3-2(b) under the Exchange Act  or to take any action if the Company or the Trust is not complying with those requirements.

The Depositary shall make available during normal business hours on any Business Day for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company and the Trustee-Manager, for and on behalf of the Trust, which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company and the Trustee-Manager, for and on behalf of the Trust.

The Depositary or the Registrar, as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary's or the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company and the Trust or other than a matter related to the Deposit Agreement or the Receipts.

The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in connection with the performance of its duties under the Deposit Agreement, subject, in all cases, to Article (22) hereof.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:
Vice President

The address of the Principal Office of the Depositary is 60 Wall Street, New York, New York 10005, U.S.A.

[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(13)           Dividends and Distributions in Cash, Share Stapled Units, etc.  Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Share Stapled Units, rights, securities or other entitlements under the Deposit Agreement, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.6 of the Deposit Agreement) be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.6 of the Deposit Agreement) and will distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) to the Holders of record as of the ADS Record Date in proportion to the number of American Depositary Shares held by such Holders respectively as of the ADS Record Date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.  Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing under the Deposit Agreement and shall not be subject to escheatment. If the Company, the Trust, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Trustee-Manager, for and on behalf of the Trust, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company and/or the Trustee-Manager, for and on behalf of the Trust, shall be forwarded by the Company and/or the Trustee-Manager, for and on behalf of the Trust, as applicable, to the Depositary upon request.  The Depositary will forward to the Company and the Trustee-Manager, for and on behalf of the Trust, or their mutual agent, such information from its records as the Company and the Trustee-Manager, for and on behalf of the Trust, may reasonably request to enable the Company, the Trustee-Manager, for and on behalf of the Trust, or their respective agents to file necessary reports with governmental agencies, such reports necessary to obtain benefits under the applicable tax treaties for the Holders and Beneficial Owners of Receipts.  Any Foreign Currency received by the Depositary shall be converted upon the terms and conditions set forth in the Deposit Agreement.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Share Stapled Units, the Company and the Trustee-Manager, for and on behalf of the Trust, shall cause such Share Stapled Units to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date and shall, subject to Article (9) hereof and Section 5.9 of the Deposit Agreement, either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional American Depositary Shares, which represent in the aggregate the number of Share Stapled Units received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Share Stapled Units distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).  In lieu of Delivering fractional American Depositary Shares, the Depositary shall sell the number of Share Stapled Units represented by the aggregate of such fractions and distribute the proceeds upon the terms described in the Deposit Agreement.

The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company and the Trustee-Manager, for and on behalf of the Trust (including an opinion of counsel to the Company and the Trust furnished at the expense of the Company and/or the Trust) that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act.  To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and/or governmental charges and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in the Deposit Agreement.

Whenever the Company and the Trustee-Manager, for and on behalf of the Trust, intend to distribute a dividend payable at the election of the holders of Share Stapled Units in cash or in additional Share Stapled Units, the Company and the Trustee-Manager, for and on behalf of the Trust, shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders.  Upon receipt of notice indicating that the Company and the Trustee-Manager, for and on behalf of the Trust, jointly wish such elective distribution to be made available to Holders, the Depositary shall consult with the Company and/or the Trustee-Manager, for and on behalf of the Trust, to determine, and the Company and the Trustee-Manager, for and on behalf of the Trust, shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders.  The Depositary shall make such elective distribution available to Holders only if (i) the Company and the Trustee-Manager, for and on behalf of the Trust, shall have timely and jointly requested that the elective distribution is available to Holders of ADRs, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the joint and several expense of the Company and the Trust.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Share Stapled Units for which no election is made, either (x) cash upon the terms described in Section 4.1 of the Deposit Agreement or (y) additional ADSs representing such additional Share Stapled Units upon the terms described in Section 4.2 of the Deposit Agreement.  If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.7 of the Deposit Agreement) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs.  The Company and the Trustee-Manager, for and on behalf of the Trust, shall jointly assist the Depositary in establishing such procedures to the extent necessary.  Subject to Article (9) hereof and Section 5.9 of the Deposit Agreement, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Deposit Agreement, or (y) in ADSs, the dividend shall be distributed upon the terms described in Section 4.2 of the Deposit Agreement.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Share Stapled Units (rather than ADSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Share Stapled Units.

Whenever the Company and the Trustee-Manager, for and on behalf of the Trust, intend to distribute to the holders of the Deposited Securities rights to subscribe for additional Share Stapled Units, the Company and the Trustee-Manager, for and on behalf of the Trust, shall jointly give notice thereof to the Depositary at least 45 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders.  Upon receipt of a notice indicating that the Company and the Trustee-Manager, for and on behalf of the Trust, jointly wish such rights to be made available to Holders, the Depositary shall consult with the Company and/or the Trustee-Manager, for and on behalf of the Trust, to determine, and the Company and the Trustee-Manager, for and on behalf of the Trust, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company and the Trustee-Manager, for and on behalf of the Trust, shall have jointly and timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable.  In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in the next paragraph or, if timing or market conditions may not permit, do nothing thereby allowing such rights to lapse.  In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in the Deposit Agreement) and establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Holders to exercise the rights (upon payment of  applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or other governmental charges).  Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Share Stapled Units (rather than ADSs).

If (i) the Company and the Trustee-Manager, for and on behalf of the Trust, do not jointly and timely request the Depositary to make the rights available to Holders or jointly request that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement or determines it is not lawful or reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, and if it so determines that it is lawful and reasonably practicable, endeavor to sell such rights in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper.  The Company and the Trustee-Manager, for and on behalf of the Trust, shall jointly assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) upon the terms set forth in Section 4.1 of the Deposit Agreement.

If the Depositary is unable to make any rights available to Holders upon the terms described above or to arrange for the sale of the rights upon the terms described in the preceding paragraph, the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company and/or the Trust in connection with the rights distribution.

Notwithstanding anything to the contrary in this Article (13) or in Section 4.4 of the Deposit Agreement, if registration (under the Securities Act and/or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company and the Trust to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (and/or such other applicable law) covering such offering is in effect or (ii) unless the Company and the Trustee-Manager, for and on behalf of the Trust, jointly furnish to the Depositary at the Company's and Trust's own expense opinion(s) of counsel to the Company and the Trust in the United States and counsels to the Company and the Trust in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.  In the event that the Company, the Trustee-Manager, for and on behalf of the Trust, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Share Stapled Units and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Share Stapled Units and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes and charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Share Stapled Units or be able to exercise such rights.  Nothing herein shall obligate the Company and the Trustee-Manager, for and on behalf of the Trust, to file any registration statement in respect of any rights or Share Stapled Units or other securities to be acquired upon the exercise of such rights.

Whenever the Company and the Trustee-Manager, for and on behalf of the Trust, intend to distribute to the holders of Deposited Securities property other than cash, Share Stapled Units or rights to purchase additional Share Stapled Units, the Company and the Trustee-Manager, for and on behalf of the Trust, shall jointly give notice thereof to the Depositary at least 30 days prior to the proposed distribution and shall indicate whether or not it wishes such distribution to be made to Holders.  Upon receipt of a notice indicating that the Company and the Trustee-Manager, for and on behalf of the Trust, jointly wish such distribution be made to Holders, the Depositary shall determine whether such distribution to Holders is lawful and practicable.  The Depositary shall not make such distribution unless (i) the Company and the Trustee-Manager, for and on behalf of the Trust, shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.  Upon receipt of satisfactory documentation and the request of the Company and the Trustee-Manager, for and on behalf of the Trust, to distribute property to Holders and after making the requisite determinations set forth in (a) above, the Depositary may distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes and/or other governmental charges withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.  If (i) the Company and the Trustee-Manager, for and on behalf of the Trust, do not request the Depositary to make such distribution to Holders or request not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable or feasible, the Depositary shall endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the net proceeds, if any, of such sale received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) to the Holders as of the ADS Record Date upon the terms of Section 4.1 of the Deposit Agreement.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Holders and Beneficial Owners shall have no rights thereto or arising therefrom.

(14)           Fixing of Record Date.  Whenever necessary in connection with any distribution (whether in cash, Share Stapled Units, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Share Stapled Units that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of or solicitation of consents or proxies from holders of Share Stapled Units or other Deposited Securities or, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, any meeting of holders of the underlying Units or Preference Shares, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (the "ADS Record Date"), as close as practicable to the record date fixed by the Company and/or the Trustee-Manager, for and on behalf of the Trust, as applicable, with respect to the Share Stapled Units (if applicable), for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Share Stapled Units represented by each American Depositary Share, or for any other reason.  Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of record at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(15)           Voting of Deposited Securities.  Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Share Stapled Units are entitled to vote, or of solicitation of consents or proxies from holders of Share Stapled Units or other Deposited Securities or, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, any meeting of holders of the underlying Units or Preference Shares, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if jointly requested by the Company and the Trustee-Manager, for and on behalf of the Trust, in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) and at the Company's and the Trust's joint and several expense and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand,  and the Depositary, on the other hand, in writing from time to time) or otherwise distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the Company's Articles of Association, the Trust Deed and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Share Stapled Units or other Deposited Securities represented by such Holder's American Depositary Shares including, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, the underlying Units and Preference Shares; and (c) a brief statement as to the manner in which such instructions may be given.  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Share Stapled Units or other Deposited Securities including, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, the underlying Units and Preference Shares.  Upon the timely receipt of instructions of a Holder on the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the Company's Articles of Association, the Trust Deed and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Share Stapled Units and/or other Deposited Securities including, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, the underlying Units and Preference Shares (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Share Stapled Units or other Deposited Securities including, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, the underlying Units and Preference Shares represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders.  Share Stapled Units or other Deposited Securities including, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, the underlying Units and Preference Shares represented by ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

The Depositary has been advised by the Company and the Trustee-Manager, for and on behalf of the Trust, that under the Cayman Islands law and the Memorandum and Articles of Association of the Company and the Trust Deed, each as in effect as of the date of the Deposit Agreement, voting at any meeting of holders of Share Stapled Units or, in the event that it is not possible under the relevant laws and regulations for meetings of registered holders of Units, Ordinary Shares and Preference Shares to be held on a combined basis, any meeting of holders of the underlying Units or Preference Shares is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded.   In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with the Memorandum and Articles of Association of the Company and the Trust Deed, the Depositary will refrain from voting in respect of that resolution or matter only and the voting instructions (or the deemed voting instructions, as set out above) received by the Depositary from Holders in respect of that resolution or matter only shall lapse. The Depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by Holders of ADSs.

Notwithstanding the above, save for applicable provisions of Cayman Island law and Hong Kong law, and in accordance with the terms of Section 5.3 of the Deposit Agreement, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of any such vote.

There can be no assurance that Holders or Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

(16)           Changes Affecting Deposited Securities. Upon any change in par value, split-up, subdivision cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or the Trust or to which either is otherwise a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities.  Alternatively, the Depositary may, and shall if the Company and the Trustee-Manager, for and on behalf of the Trust, shall so jointly request, in each case subject to the terms of the Deposit Agreement and receipt of an opinion of counsels to the Company and the Trust, furnished at the expense of the Company and/or the Trust, satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and Deliver additional Receipts as in the case of a stock dividend on the Share Stapled Units, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Share Stapled Units, with necessary modifications to the form of Receipt, specifically describing such new Deposited Securities and/or corporate change. The Company and the Trustee-Manager, for and on behalf of the Trust, each agree to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipt. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, and shall if the Company and the Trustee-Manager, for and on behalf of the Trust, jointly request, in each case subject to receipt of an opinion of counsels to the Company and the Trust, furnished at the expense of the Company and/or the Trust, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(17)           Exoneration.  Neither the Depositary, the Custodian, the Trustee-Manager, for and on behalf of the Trust, or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or shall incur any liability to Holders, Beneficial Owners or any third parties (i) if the Depositary, the Custodian, the Trustee-Manager, for and on behalf of the Trust, or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and any Receipt, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands, Hong Kong or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company's Articles of Association or the Trust Deed or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, the Company's Articles of Association or the Trust Deed or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian, the Trustee-Manager, for and on behalf of the Trust, or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Share Stapled Units for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, in determining if a proposed distribution, action or transaction under Article IV of the Deposit Agreement is lawful, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise.

The Depositary, its controlling persons, its agents, the Custodian, the Company and the Trustee-Manager, for and on behalf of the Trust, their respective controlling persons and agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Every Holder and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Trustee-Manager, the Trust, the Custodian and each and every of their respective officers, directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Holder and/or Beneficial Owner.

Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.  No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

(18)           Standard of Care.  The Company, the Trustee-Manager, for and on behalf of the Trust, and the Depositary and their respective directors, officers, Affiliates, employees and agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or any Receipts to any Holder(s) or Beneficial Owner(s) or other persons (except for the Company's, the Trust’s and the Depositary's obligations specifically set forth in Section 5.8 of the Deposit Agreement), provided, that the Company, the Trustee-Manager, for and on behalf of the Trust, and the Depositary and their respective directors, officers, Affiliates, employees and agents agree to perform their respective obligations specifically set forth in the Deposit Agreement or the applicable ADRs without gross negligence or willful misconduct. Without limitation of the foregoing, neither the Depositary, the Company nor the Trustee-Manager, for and on behalf of the Trust, nor any of their respective controlling persons, directors, officers, Affiliates, employees or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary). In no event shall the Company, the Trustee-Manager, the Trust or the Depositary or any of their respective directors, officers, employees, agents (including, without limitation, the Agents) and/or Affiliates, or any of them, be liable to the other or to any Holder or Beneficial Owner for any indirect, special, punitive or consequential damages.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast (provided that any such action or omission is in good faith) or the effects of any vote.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company and the Trustee-Manager, for and on behalf of the Trust, for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Share Stapled Units or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company and the Trustee-Manager, for and on behalf of the Trust, or for the Company's and the Trustee-Manager’s, for and on behalf of the Trust's, failure to timely and jointly instruct, notify or request the Depositary to take or omit taking any action under the Deposit Agreement or for any action or non-action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person presenting Share Stapled Units for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company or the Trust. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

(19)           Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company and the Trustee-Manager, for and on behalf of the Trust, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company and the Trustee-Manager, for and on behalf of the Trust (whereupon the Depositary shall, in the event no successor depositary has been appointed by the Company and the Trustee-Manager, for and on behalf of the Trust, be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the joint appointment by the Company and the Trustee-Manager, for and on behalf of the Trust, of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, and the Depositary, on the other hand, from time to time shall be paid to the Depositary prior to such resignation. The Depositary may at any time be removed by the Company and the Trustee-Manager, for and on behalf of the Trust, by joint written notice of such removal, which removal shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company and the Trustee-Manager, for and on behalf of the Trust, of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, and the Depositary, on the other hand, from time to time shall be paid to the Depositary prior to such removal.  In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company and the Trustee-Manager, for and on behalf of the Trust, shall jointly use their best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. The Company and the Trustee-Manager, for and on behalf of the Trust, shall give joint notice to the Depositary of the appointment of a successor depositary not more than 90 days after delivery by the Depositary of written notice of resignation or by the Company and the Trustee-Manager, for and on behalf of the Trust, of removal, each as provided in this Article (19) and the Deposit Agreement.  In the event that a successor depositary is not appointed or notice of the appointment of a successor depositary is not provided jointly by the Company and the Trustee-Manager, for and on behalf of the Trust, in accordance with the preceding sentence, the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement. Every successor depositary shall be required by the Company and the Trustee-Manager, for and on behalf of the Trust, to execute and deliver to its predecessor and to the Company and the Trustee-Manager, for and on behalf of the Trust, an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  The predecessor depositary, upon payment of all sums due to it and on the joint written request of the Company and the Trustee-Manager, for and on behalf of the Trust, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement (other than as contemplated in Sections 5.8 and 5.9 thereof), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(20)           Amendment/Supplement.  Subject to the terms and conditions of this Article (20) and applicable law,  this Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, and the Depositary, on the other hand, in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and/or other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. Notice of any amendment to the Deposit Agreement or this Receipt shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).  The parties to the Deposit Agreement (including, without limitation, Holders and Beneficial Owners) agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, and the Depositary, on the other hand) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or the Share Stapled Units to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share or Share Stapled Units, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company, the Trustee-Manager, for and on behalf of the Trust, and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

(21)           Termination.  The Depositary shall, at any time at the joint written direction of the Company and the Trustee-Manager, for and on behalf of the Trust, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination, provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company, the Trustee-Manager, for and on behalf of the Trust, and the Depositary from time to time, before such termination shall take effect. If 90 days shall have expired after (i) the Depositary shall have delivered to the Company and the Trustee-Manager, for and on behalf of the Trust, a written notice of its election to resign, or (ii) the Company and the Trustee-Manager, for and on behalf of the Trust, shall have delivered to the Depositary a joint written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.6 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes and/or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or other property as provided in the Deposit Agreement, and shall continue to Deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.6 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes and/or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Share Stapled Units, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes and/or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company, the Trustee-Manager and the Trust shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary thereunder. The obligations under the terms of the Deposit Agreement and Receipts of Holders and Beneficial Owners of ADSs outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement and the Holders have each satisfied any and all of their obligations under the Deposit Agreement (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

(22)           Compliance with U.S. Securities Laws; Regulatory Compliance.  Notwithstanding any provisions in this Receipt or anything in the Deposit Agreement to the contrary, the withdrawal or Delivery of Deposited Securities will not be suspended by the Company and the Trustee-Manager, for and on behalf of the Trust, on the one hand, or the Depositary, on the other hand, except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(23)           Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Article (23), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in Share Stapled Units, any class of securities of the Company, the Trust and their respective Affiliates and in ADSs.  The Depositary may issue ADSs against evidence of rights to receive Share Stapled Units from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Share Stapled Units. In its capacity as Depositary, the Depositary may (i) issue ADSs prior to the receipt of Share Stapled Units (each such transaction a "Pre-Release Transaction") as provided below and (ii) Deliver Share Stapled Units upon the receipt and cancellation of ADSs that were issued in a Pre-Release Transaction, but for which Share Stapled Units may not yet have been received. The Depositary may receive ADSs in lieu of Share Stapled Units under (i) above and receive Share Stapled Units in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Share Stapled Units are to be Delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Share Stapled Units or ADSs that are to be Delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Share Stapled Units or ADSs in its records and to hold such Share Stapled Units or ADSs in trust for the Depositary until such Share Stapled Units or ADSs are Delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Share Stapled Units or ADSs, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) Business Days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Share Stapled Units involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Share Stapled Units involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(24)           Ownership Restrictions.   Holders and Beneficial Owners shall comply with any limitations on ownership of Share Stapled Units under the Company’s Articles of Association and the Trust Deed or applicable law as if they held the number of Share Stapled Units their ADSs represent.   The Company and the Trustee-Manager, for and on behalf of the Trust, shall each inform the Holders, Beneficial Owners and the Depositary of any such ownership restrictions in place from time to time.

(25)           Waiver.  EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY, THE TRUSTEE-MANAGER, THE TRUST AND/OR THE COMPANY  DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARE STAPLED UNITS OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ____________________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:________________________________
By:
Title:
NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

SIGNATURE GUARANTEED
____________________________

TABLE OF CONTENTS

(i)

(ii)

(iii)